UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 9, 2017
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017, William R. Fatt resigned from the Board of Canadian Pacific Railway Limited (the “Company”) and the board of directors of Canadian Pacific Railway Company, effective as of the close of business of November 9, 2017, for health reasons. Mr. Fatt has been a member of the Board since September 2016 and has acted as the Chair of the Finance Committee and as a member of the Audit Committee of the Company during his tenure. Mr. Fatt’s decision to resign was not as a result of any disagreement with the Company.

A copy of the press release announcing the resignation of Mr. Fatt is attached as Exhibit 99.1 to this current report on Form 8- K.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 99.1	Press Release dated November 9, 2017 announcing William. R. Fatt’s resignation from the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2017

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated November 9, 2017 announcing William. R. Fatt’s resignation from the Company’s Board of Directors.